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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of LandAmerica Financial Group, Inc., Forms S-8 Nos. 333-50004, 333-37996, 333-89959, 333-89955, 333-59055, 33-49624, 33-43811 and Form S-3 No.
333-46211 and in the prospectus related to each, of our report dated February 20, 2002, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                     /s/ Ernst & Young LLP

Richmond, Virginia
March 25, 2002